Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-280759 on Form S-3 and Registration Statement Nos. 333-203721, 333-215184, 333-216032, 333-217008, 333-226442, 333-230279, 333-237059, 333-254178, 333-257871, 333-263431, 333-269174, 333-272777, 333-276444, 333-280579, 333-284321 and 333-292960 on Form S-8 of our report dated March 25, 2026, relating to the financial statements of KalVista Pharmaceuticals, Inc. appearing in this Transition Report on Form 10-KT for the eight months ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 25, 2026